EXHIBIT 99.1

Spirit Airlines Reports Fourth Quarter and Full Year 2015 Results

MIRAMAR, FL. (February 9, 2016) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter and full year 2015 financial results.

•
Adjusted net income for the fourth quarter 2015 increased 24.9 percent to $73.3 million ($1.02 per diluted share) compared to the fourth quarter 2014[1]. GAAP net income for the fourth quarter 2015 increased 33.1 percent year over year to $74.4 million ($1.04 per diluted share) compared to the fourth quarter 2014.

•
Adjusted net income for the full year 2015 increased 33.6 percent to $316.2 million ($4.37 per diluted share) compared to the full year 2014[1]. GAAP net income for the full year 2015 increased 40.7 percent year over year to $317.2 million ($4.38 per diluted share).

•
Adjusted pre-tax margin for the fourth quarter 2015 increased 270 basis points to 22.4 percent[1]. For the full year 2015, adjusted pre-tax margin increased 420 basis points to 23.4 percent[1]. On a GAAP basis, pre-tax margin for the fourth quarter 2015 increased 390 basis points to 22.7 percent and for the full year 2015 increased 520 basis points to 23.5 percent.

•	Spirit ended 2015 with unrestricted cash and cash equivalents of $803.6 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended December 31, 2015 was 28.2 percent[2].

“I want to thank and congratulate our Spirit team members for successfully delivering solid financial results in 2015.  Although increased industry capacity and aggressive competitive pricing pressured our unit revenues, our excellent cost execution and ability to adapt to a changing environment drove improved year-over-year results,” said Bob Fornaro, Spirit’s Chief Executive Officer.  “I am excited to lead this innovative team.  As CEO, I plan to improve upon the already very strong base of fundamentals that Spirit possesses with a focus on continuing to improve operational reliability and customer service, and maintaining our financial discipline to drive value for all of Spirit’s stakeholders.”

Revenue Performance
For the fourth quarter 2015, Spirit's total operating revenue was $519.8 million, an increase of 9.6 percent compared to the fourth quarter 2014, driven by an increase in flight volume, partially offset by a decrease in operating yields.

Total revenue per passenger flight segment ("PFS") for the fourth quarter 2015 decreased 12.6 percent year over year to $111.78, primarily driven by a 21.4 percent decrease in ticket revenue per PFS. The decline in ticket revenue per PFS was driven by lower fare levels as a result of increased competitive pricing pressures as well as a higher percentage of Spirit's markets being under development compared to the same period last year. Non-ticket revenue remained stable, declining only 0.8 percent year over year on a per flight segment basis to $54.26.

Cost Performance
Adjusted operating expenses for the fourth quarter 2015 increased 5.6 percent to $401.2 million3. GAAP total operating expenses increased 3.9 percent year over year to $399.5 million. Operating expenses benefited from fuel expense decreasing 23.8 percent, or $32.8 million, on a fuel volume increase of 27.9 percent.

Spirit reported fourth quarter 2015 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.15 cents, a decrease of 8.2 percent compared to the same period last year, driven primarily by lower aircraft rent per ASM and lower labor expense per ASM. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (depreciation recorded under depreciation and amortization) aircraft. Labor expense per ASM in the fourth quarter 2015 was lower compared to the same period last year primarily due to scale benefits from overall growth and from larger gauge aircraft. These decreases were partially offset by higher depreciation and amortization expense related to the depreciation of aircraft.

"Spirit’s cost performance in the fourth quarter and throughout 2015 should be a source of pride for all our team members,” said Ted Christie, Spirit's Chief Financial Officer. “Our ultra-low cost structure is the foundation of our competitive advantage, providing us the platform to define our future.”

Fleet
Spirit took delivery of three new A321ceo aircraft during the fourth quarter 2015.

Full Year 2015 Highlights

•	Maintained its commitment to offer low fares to its valued customers; ticket revenue per PFS for 2015 averaged $65.25 with total revenue per PFS averaging $119.49.

•	Launched service on 40 new nonstop routes during 2015.

•	Added Cleveland, Ohio to its list of destinations and announced the addition of service from its newest destination, Seattle-Tacoma, Washington beginning in the Spring of 2016.

•
Added 14 (8 A320ceos and 6 A321ceos) new Airbus aircraft to its fleet, ending the year with 79 aircraft. As of year-end 2015, Spirit's Fit Fleet™ averaged 5.2 years, the youngest fleet of any major US airline.

•	Issued $576.6 million of enhanced equipment trust certificates, its first aircraft-backed bond publicly offered.

•	Repurchased approximately 1.5 million shares for approximately $99 million during 2015 under an initial share repurchase program and authorized another $100 million share repurchase program.

•	Created over 600 new jobs, bringing our total number of team members to nearly 5,000.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, February 9, 2016, at 8:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major US airline, we operate more than 385 daily flights to 56 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2015	2014	Change	2015	2014	Change
Operating revenues:
Passenger	$267,487	$271,569	(1.5)	$1,169,338	$1,144,972	2.1
Non-ticket	252,359	202,918	24.4	972,125	786,608	23.6
Total operating revenues	519,846	474,487	9.6	2,141,463	1,931,580	10.9

Operating expenses:
Aircraft fuel	105,215	138,002	(23.8)	461,447	612,909	(24.7)
Salaries, wages and benefits	97,035	81,212	19.5	378,210	313,988	20.5
Aircraft rent	52,091	51,209	1.7	211,531	195,827	8.0
Landing fees and other rents	32,590	27,533	18.4	131,077	105,115	24.7
Distribution	20,656	15,893	30.0	86,576	74,823	15.7
Maintenance, materials and repairs	18,544	17,515	5.9	80,448	73,956	8.8
Depreciation and amortization	22,278	13,168	69.2	73,908	46,971	57.3
Other operating	50,796	38,630	31.5	206,867	149,675	38.2
Loss on disposal of assets	304	1,350	nm	1,604	3,008	nm
Special charges	—	—	nm	673	45	nm
Total operating expenses	399,509	384,512	3.9	1,632,341	1,576,317	3.6

Operating income	120,337	89,975	33.7	509,122	355,263	43.3

Other (income) expense:
Interest expense	7,200	1,659	nm	20,382	2,747	nm
Capitalized interest	(3,161)	(1,659)	nm	(11,553)	(2,747)	nm
Interest income	(1,581)	(101)	nm	(2,125)	(336)	nm
Other expense	(267)	1,048	nm	15	2,605	nm
Total other (income) expense	2,191	947	nm	6,719	2,269	nm

Income before income taxes	118,146	89,028	32.7	502,403	352,994	42.3
Provision for income taxes	43,746	33,119	32.1	185,183	127,530	45.2
Net income	$74,400	$55,909	33.1	$317,220	$225,464	40.7
Basic earnings per share	$1.04	$0.77	35.1	$4.39	$3.10	41.6
Diluted earnings per share	$1.04	$0.76	36.8	$4.38	$3.08	42.2

Weighted average shares, basic	71,543	72,776	(1.7)	72,208	72,739	(0.7)
Weighted average shares, diluted	71,672	73,324	(2.3)	72,426	73,294	(1.2)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$74,400	$55,909	$317,220	$225,464
Unrealized gain (loss) on interest rate derivative instruments, net of deferred tax expense (benefit) of $34, ($423), ($500), and $(423), respectively in each period.	58	(718)	(828)	(718)
Other comprehensive income (loss)	$58	$(718)	$(828)	$(718)
Comprehensive income	$74,458	$55,191	$316,392	$224,746

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$803,632	$632,784
Accounts receivable, net	28,266	22,685
Aircraft maintenance deposits	73,415	29,172
Prepaid income taxes	72,278	—
Prepaid expenses and other current assets	48,749	36,857
Total current assets	1,026,340	721,498

Property and equipment:
Flight equipment	827,282	204,462
Ground and other equipment	82,459	57,012
Less accumulated depreciation	(65,524)	(36,099)
	844,217	225,375
Deposits on flight equipment purchase contracts	286,837	242,881
Long-term aircraft maintenance deposits	206,485	213,147
Deferred heavy maintenance, net	89,127	123,108
Other long-term assets	77,539	66,744
Total assets	$2,530,545	$1,592,753

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,043	$13,402
Air traffic liability	216,831	188,870
Current maturities of long-term debt	49,637	10,431
Other current liabilities	182,729	152,921
Total current liabilities	466,240	365,624

Long-term debt less current maturities	596,693	135,232
Long-term deferred income taxes	221,481	66,367
Deferred gains and other long-term liabilities	20,821	22,455
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	544,277	526,173
Treasury stock, at cost	(116,182)	(3,921)
Retained earnings	798,754	481,534
Accumulated other comprehensive loss	(1,546)	(718)
Total shareholders’ equity	1,225,310	1,003,075
Total liabilities and shareholders’ equity	$2,530,545	$1,592,753
Note: The Company adopted ASU 2015-17, Balance Sheet Classification of Deferred Taxes, utilizing retrospective application as permitted. As such, certain prior period amounts have been reclassified to conform to the current presentation. In the Balance Sheet as of December 31, 2014, the Company has reclassified $9.6 million from Deferred income taxes in current assets to Deferred income taxes within non-current liabilities.

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2015	2014
Operating activities:
Net income	$317,220	$225,464
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open derivative contracts, net	2,334	—
Equity-based compensation, net	9,222	8,797
Allowance for doubtful accounts (recoveries)	12	(45)
Amortization of deferred gains and losses	1,165	(185)
Depreciation and amortization	73,908	46,971
Deferred income tax expense	155,614	34,118
Loss on disposal of assets	1,604	3,008
Changes in operating assets and liabilities:
Accounts receivable	(5,592)	606
Prepaid maintenance reserves	(32,101)	(31,925)
Long-term deposits and other assets	(103,613)	(48,382)
Accounts payable	2,706	(10,034)
Air traffic liability	36,387	21,135
Other liabilities	14,119	13,731
Other	—	(2,747)
Net cash provided by operating activities	472,985	260,512

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(142,323)	(115,802)
Capitalized interest	(10,159)	—
Purchase of property and equipment	(548,800)	(186,569)
Net cash used in investing activities	(701,282)	(302,371)
Financing activities:
Proceeds from issuance of long-term debt	536,780	148,000
Proceeds from stock options exercised	32	174
Payments on debt and capital lease obligations	(26,364)	(1,233)
Proceeds from sale and leaseback transactions	7,300	7,200
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(5,643)
Excess tax benefits from equity-based compensation	8,850	1,871
Repurchase of common stock	(112,261)	(1,630)
Debt issuance costs	(15,192)	(4,727)
Net cash provided by financing activities	399,145	144,012
Net increase in cash and cash equivalents	170,848	102,153
Cash and cash equivalents at beginning of period	632,784	530,631
Cash and cash equivalents at end of period	$803,632	$632,784
Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$7,061	$—
Income taxes paid, net of refunds	$95,933	$89,104
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$—	$(173)

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	5,705,398	4,372,511	30.5%
Revenue passenger miles (RPMs) (thousands)	4,727,996	3,707,271	27.5%
Load factor (%)	82.9	84.8	(1.9) pts
Passenger flight segments (thousands)	4,651	3,709	25.4%
Block hours	89,016	70,730	25.9%
Departures	33,662	27,167	23.9%
Total operating revenue per ASM (TRASM) (cents)	9.11	10.85	(16.0)%
Average yield (cents)	11.00	12.80	(14.1)%
Average ticket revenue per passenger flight segment ($)	57.52	73.21	(21.4)%
Average non-ticket revenue per passenger flight segment ($)	54.26	54.70	(0.8)%
Total revenue per passenger flight segment ($)	111.78	127.91	(12.6)%
CASM (cents)	7.00	8.79	(20.4)%
Adjusted CASM (cents) (1)	7.03	8.69	(19.1)%
Adjusted CASM ex-fuel (cents) (2)	5.15	5.61	(8.2)%
Fuel gallons consumed (thousands)	67,467	52,732	27.9%
Average economic fuel cost per gallon ($)	1.59	2.56	(37.9)%
Aircraft at end of period	79	65	21.5%
Average daily aircraft utilization (hours)	12.5	12.5	—
Average stage length (miles)	1,000	983	1.7%
Airports served in the period (3)	53	53	—

	Year Ended December 31,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	21,246,156	16,340,142	30.0%
Revenue passenger miles (RPMs) (thousands)	17,995,311	14,159,860	27.1%
Load factor (%)	84.7	86.7	(2.0	) pts
Passenger flight segments (thousands)	17,921	14,294	25.4%
Block hours	337,956	267,305	26.4%
Departures	128,902	102,594	25.6%
Total operating revenue per ASM (TRASM) (cents)	10.08	11.82	(14.7)%
Average yield (cents)	11.90	13.64	(12.8)%
Average ticket revenue per passenger flight segment ($)	65.25	80.11	(18.5)%
Average non-ticket revenue per passenger flight segment ($)	54.24	55.03	(1.4)%
Total revenue per passenger flight segment ($)	119.49	135.14	(11.6)%
CASM (cents)	7.68	9.65	(20.4)%
Adjusted CASM (cents) (1)	7.69	9.55	(19.5)%
Adjusted CASM ex-fuel (cents) (2)	5.50	5.88	(6.5)%
Fuel gallons consumed (thousands)	255,008	200,498	27.2%
Average economic fuel cost per gallon ($)	1.82	2.99	(39.1)%
Average daily aircraft utilization (hours)	12.7	12.7	—
Average stage length (miles)	987	980	0.7%
Airports served in the period (3)	57	56	1.8%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

(3)	Includes seasonal airports not served at the end of the period.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014
Operating special items include the following (1):
Prior years' additional federal excise tax	$—	$—	$—	$9,278
Unrealized losses (gains) related to fuel derivative contracts	(1,988)	3,118	(3,880)	3,881
Loss on disposal of assets	304	1,350	1,604	3,008
Special charges	—	—	673	45
Total operating special items	$(1,684)	$4,468	$(1,603)	$16,212

Non-operating special items include the following (2):
Settlement paid to Pre-IPO Stockholders	$—	$—	$—	$1,388
Total non-operating special items	$—	$—	$—	$1,388

Total special items	$(1,684)	$4,468	$(1,603)	$17,600

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2015	2014	2015	2014
Total operating expenses, as reported	$399,509	$384,512	$1,632,341	$1,576,317
Less operating special items (1)	(1,684)	4,468	(1,603)	16,212
Adjusted operating expenses, non-GAAP (3)	401,193	380,044	1,633,944	1,560,105
Less: Economic fuel expense	107,203	134,884	465,327	599,750
Adjusted operating expenses excluding fuel, non-GAAP (4)	$293,990	$245,160	$1,168,617	$960,355

Available seat miles	5,705,398	4,372,511	21,246,156	16,340,142

CASM (cents)	7.00	8.79	7.68	9.65
Adjusted CASM (cents) (3)	7.03	8.69	7.69	9.55
Adjusted CASM ex-fuel (cents) (4)	5.15	5.61	5.50	5.88

(1)
Special items include additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013, unrealized gains and losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges.

(2)
Non-operating special charges relate to the settlement paid to the Pre-IPO Stockholders in excess of the liability the Company had previously estimated related to the Company's Tax Receivable Agreement.

(3)	Excludes operating special items.

(4)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2015	2014	2015	2014
Net income, as reported	$74,400	$55,909	$317,220	$225,464
Add: Provision for income taxes	43,746	33,119	185,183	127,530
Income before income taxes, as reported	118,146	89,028	502,403	352,994
Pre-tax margin, GAAP	22.7%	18.8%	23.5%	18.3%
Add operating special items (1)	(1,684)	4,468	(1,603)	16,212
Add non-operating special charges (1)	—	—	—	1,388
Income before income taxes, non-GAAP (2)	116,462	93,496	500,800	370,594
Adjusted pre-tax margin, non-GAAP (2)	22.4%	19.7%	23.4%	19.2%
Provision for income taxes (3)	43,122	34,781	184,592	133,889
Adjusted net income, non-GAAP (2)(3)	$73,340	$58,715	$316,208	$236,705

Weighted average shares, diluted	71,672	73,324	72,426	73,294

Adjusted net income per share, diluted (2)(3)	$1.02	$0.80	$4.37	$3.23

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014
Operating income, as reported	$120,337	$89,975	$509,122	$355,263
Operating margin, GAAP	23.1%	19.0%	23.8%	18.4%
Add operating special items (1)	(1,684)	4,468	(1,603)	16,212
Operating income, non-GAAP (4)	$118,653	$94,443	$507,519	$371,475
Operating margin (4)	22.8%	19.9%	23.7%	19.2%

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

(4)	Excludes special items.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per gallon data)	2015	2014	2015	2014
Fuel expense
Aircraft fuel, as reported	$105,215	$138,002	$461,447	$612,909
Less:
Prior years' additional federal excise tax	—	—	—	9,278
Unrealized losses (gains) related to fuel derivative contracts	(1,988)	3,118	(3,880)	3,881
Economic fuel expense, non-GAAP	$107,203	$134,884	$465,327	$599,750

Fuel gallons consumed	67,467	52,732	255,008	200,498

Economic fuel cost per gallon, non-GAAP	$1.59	$2.56	$1.82	$2.99

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	December 31, 2015
Operating income	$509,122
Add operating special items (1)	(1,603)
Adjustment for aircraft rent	211,531
Adjusted operating income (2)	719,050
Tax (36.9%) (3)	265,035
Adjusted operating income, after-tax	454,015
Invested capital
Total debt	$646,330
Book equity	1,225,310
Less: Unrestricted cash	803,632
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,480,717
Total invested capital	2,548,725

Return on invested capital (ROIC), pre-tax (2)	28.2%
Return on invested capital (ROIC), after-tax (2)(3)	17.8%

(1)	See "Special Items" for more details.

(2)	Excludes special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended December 31, 2015.
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